UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2008

SIELOX, INC.

 (Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-29423	04-3351937
(Commission File Number)	(I.R.S. Employer Identification No.)

170 East Ninth Avenue
Runnemede, New Jersey 08078
(Address of Principal Executive Offices)

(856) 861-4579

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Certain Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2008, the compensation committee (the “Compensation Committee”) of Sielox, Inc. (the “Company”) adopted the following compensation arrangements for each executive officer of the Company or a material subsidiary of the Company, for the fiscal year ending 2008:

•

Sebastian Cassetta, a base salary of $130,000 and a potential bonus of up to 40% of the base salary ($52,000);

•

Melvyn Brunt, a base salary of $200,000, a potential bonus of up to 30% of the base salary ($60,000) and options to purchase up to 60,000 shares of the Company’s common stock;

•

James Pritchett, a base salary of $170,000 and options to purchase up to 60,000 shares of the Company’s common stock; and

•

Karen Evans, a base salary of $120,000, a potential bonus of up to 30% of the base salary ($36,000) and options to purchase up to 40,000 shares of the Company’s common stock.

Additionally, the Compensation Committee approved the payment to Mr. Brunt, in the event and upon the termination of his employment with the Company, of severance equal to six months salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2008

SIELOX, INC.

By:

/s/ MELVYN BRUNT

Name:  Melvyn Brunt

Title:  Chief Financial Officer